UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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MUNICIPAL MORTGAGE & EQUITY, LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Municipal Mortgage & Equity, LLC 621 East Pratt Street, Suite 600 Baltimore, Maryland 21201 T 443.263.2900 F 410.727.5387 www.MuniMae.com

April 26, 2013

Dear fellow shareholder:

You are cordially invited to attend the annual meeting of shareholders to be held on Tuesday, June 18, 2013, at 1:00 p.m. EDT, at the offices of Gallagher Evelius & Jones, LLP, 218 N Charles Street, Suite 400, Baltimore, MD 21201.

At the meeting, you will be asked to vote on four matters including the election of directors, an advisory vote on our executive compensation, an advisory vote on the frequency of the advisory votes on our executive compensation and the selection of our independent public accounting firm for 2013.

We are pleased to utilize the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice will also provide information on how shareholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources.

I look forward to seeing you at the meeting.

Sincerely,

Mark K. Joseph
Chairman of the Board

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page ii of the Proxy Statement for a description of these voting methods. Under recent regulatory changes, if you have not given your broker specific instructions to do so, your broker will NOT be able to vote your shares with respect to the election of directors and executive compensation. If you do not provide voting instructions via the Internet, by telephone or by returning a proxy card or voting instruction card, your shares will not be voted with respect to the election of directors and executive compensation. We strongly encourage you to vote.

If the director nominees are not elected at our annual meeting, or if we are unable to achieve a quorum to transact business at our annual meeting (including any adjournment), then our current directors will continue to serve until their successors have been duly elected and qualified at the next annual meeting or their earlier death, resignation or removal.

MUNICIPAL MORTGAGE & EQUITY, LLC

Pier IV Building

621 East Pratt Street, Suite 600

Baltimore, Maryland 21202

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that the annual meeting of shareholders of Municipal Mortgage & Equity, LLC will be held on Tuesday, June 18, 2013 at 1:00 p.m. EDT, at the offices of Gallagher Evelius & Jones, LLP, 218 N Charles Street, Suite 400, Baltimore, MD 21201 for the following purposes:

•	To elect two directors for terms of three years.

•	To hold a non-binding advisory vote to approve named executive officer compensation.

•	To hold a non-binding advisory vote on the frequency of future advisory votes on named executive officer compensation.

•	To ratify the appointment of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

•	To transact such other business as may properly come before the meeting or at any adjournment or postponements thereof.

Any of the foregoing may be considered or acted upon at the meeting or at any adjournment or postponements thereof.

Holders of common shares of record on the books of the Company at the close of business on April 23, 2013, will be entitled to vote on all matters that may come before the meeting or any adjournment or postponements thereof.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page ii of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

Assistant Secretary

/s/ J. Brooks Martin
Baltimore, Maryland

[INTENTIONALLY LEFT BLANK]

MUNICIPAL MORTGAGE & EQUITY, LLC

Pier IV Building

621 East Pratt Street, Suite 600

Baltimore, Maryland 21202

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 18, 2013

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Municipal Mortgage & Equity, LLC, a Delaware limited liability company (“we”, “us”, “our” or the “Company”), of proxies to be voted at our annual meeting of shareholders to be held Tuesday, June 18, 2013, at 1:00 p.m. EDT and any and all adjournments or postponements of the meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON JUNE 18, 2013. This proxy statement, the accompanying proxy card or voting instruction card and our 2012 Annual Report to Shareholders on Form 10-K are available at http://munimae.investorroom.com.

The entire cost of this solicitation of proxies will be borne by us. Solicitation, commencing on or about May 3, 2013 will be made by use of the mails, telephone and fax, by our regular employees without additional compensation.

Voting Rights

Only holders of record of our common shares on April 23, 2013, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each common share held on the record date. The share transfer books will not be closed. On the record date, there were 41,429,669 common shares outstanding. A majority of the issued and outstanding common shares (or 20,714,835 common shares) must be present or represented by proxy at the annual meeting in order to have a quorum. Persons voting by proxy will be deemed present at the meeting even if they abstain from voting on any or all of the proposals presented for shareholder action. Shares held by brokers who vote such shares on any proposal and broker non-votes will be counted present for purposes of establishing a quorum. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal, including in this case the election of directors, the advisory vote on named executive officer compensation and the advisory vote on the frequency of votes on named executive officer compensation, because that holder does not have discretionary voting power with respect to those proposals and has not received instructions from the beneficial owner. In contrast, a bank, broker or other holder of record holding shares for a beneficial owner does have discretionary voting power with respect to the ratification of the appointment of the independent registered public accounting firm.

In the election of directors, a nominee will be elected if the votes cast “for” the nominee constitute a majority of the common shares present or represented by proxy and voting at a meeting at which a quorum is present. Shareholders may not cumulate votes in the election of directors. The advisory votes on named executive officer compensation and the frequency of advisory votes on named executive officer compensation, and the ratification of the appointment of KPMG, LLP (“KPMG”) as our independent registered public accounting firm, also require the affirmative vote of a majority of the common shares present or represented by proxy and voting at a meeting at which a quorum is present. Abstentions and broker non-votes have no effect on the determination of whether a nominee, the advisory votes or the appointment of KPMG has received the vote of a majority of the common shares present or represented by proxy and voting at the meeting.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the issued and outstanding common shares as of the record date, the annual meeting may be adjourned either indefinitely or to a subsequent date for the purpose of obtaining a quorum. The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

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Internet Availability of Proxy Materials

In accordance with Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders for our 2013 annual meeting. Consequently, our shareholders will not receive paper copies of our proxy materials unless they request paper copies by following the instructions in the Notice of Internet Availability of Proxy Materials. On April 26, 2013, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including this proxy statement and our 2012 Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing your proxy card to be able to vote through the Internet or telephone.

Internet distribution of our proxy materials is designed to make the proxy distribution process more efficient and less costly and to help conserve natural resources. However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on such notice.

Admission to Meeting

You are entitled to attend the annual meeting if you were a holder of record or a beneficial owner of our common shares as of April 23, 2013, the record date, or you hold a valid legal proxy for the annual meeting. If you are a holder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the annual meeting.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement, a copy of the Notice of Internet Availability or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Recommendations of the Board of Directors

Our Board of Directors recommends that you vote:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the non-binding advisory approval of our named executive officer compensation (Proposal No. 2);

•	FOR holding a non-binding advisory vote on our named executive officer compensation EVERY YEAR (Proposal No. 3); and

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 4).

Voting via the Internet, by Telephone or by Mail

For holders whose shares are registered in their own names, as an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, for those shareholders who request and receive a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those shareholders who request and receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those shareholders who request and receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card (by mail or via the Internet) on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the non-binding advisory approval of our named executive officer compensation (Proposal No. 2), FOR holding the non-binding advisory vote on our named executive officer compensation every year (Proposal No. 3), and FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 4), and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

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If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that you must follow in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the voting instruction card supplied by them in the addressed, postage paid envelope provided.

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Municipal Mortgage & Equity, LLC’s Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described under “Admission to Meeting” above.

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TABLE OF CONTENTS

PART I – Matters to be Considered at the Annual Meeting

Proposal 1 — Election of Directors	1

Information About the Company's Directors	1

Nominees for Director	1

Members of the Board of Directors Continuing in Office	2

Board of Directors Matters	3

Identification of Executive Officers	8

Executive Compensation	9

Directors' Compensation	13

Security Ownership of Certain Beneficial Owners and Management	15

Related Party and Affiliate Transactions	17

Proposal 2 — Advisory Vote on Our Named Executive Officer Compensation	18

Proposal 3 — Vote on the Frequency of Future Advisory Votes on Our Named Executive Officer Compensation	18

Proposal 4 — Ratification of Appointment of Independent Registered Accounting Firm	19

PART II – Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance	22

Shareholders Sharing the Same Address	22

Form 10-K	22

Other Business	22

Shareholder Proposals	23

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I.            MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of Municipal Mortgage & Equity, LLC is divided into three classes with the directors in each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. The Company’s Operating Agreement provides that the Board of Directors must have between five and 15 members.

Because we did not meet all of our quarterly reporting requirements with the Securities and Exchange Commission for 2007 through 2010, we were not able to conduct annual meetings or elect directors from 2006 to 2010. We were able to resume our annual meetings in 2011, and in 2011 and 2012, we elected our Class II and Class III directors, respectively (other than J.P. Grant who was appointed to the Board of Directors on January 1, 2013); however because of our missed meetings, and in accordance with our Operating Agreement and Bylaws, our Class I directors have been serving since their elections in or prior to September 2006, with the exception of Frederick Puddester and Francis X. Gallagher, Jr., who were appointed to the Board of Directors on August 10, 2011 and February 6, 2012, respectively. If the director nominees are not elected at our annual meeting, or if we are unable to achieve a quorum to transact business at our annual meeting (including any adjournment), then our current directors will continue to serve until their successors have been duly elected and qualified at the next annual meeting or their earlier death, resignation or removal.

INFORMATION ABOUT THE COMPANY’S DIRECTORS

The name and principal occupation for the last five years, period of service as a director of the Company and certain other directorships of each director are set forth below.

NOMINEES FOR DIRECTOR

Directors with Terms Expiring at the 2013 Annual Meeting

Class I

Michael L. Falcone, 51, has been a director of MuniMae since 1999.  Mr. Falcone has been the Chief Executive Officer and President of MuniMae since January 1, 2005.  Prior to his appointment as our Chief Executive Officer, he served as Chief Operating Officer since 1997.  Prior to joining MuniMae, he was a Senior Vice President of Shelter Development Corporation, where he was employed from 1983 to 1996.

Mr. Falcone’s qualifications to serve as a director include his extensive executive experience with MuniMae and his broad familiarity with the real estate development and finance industries.  As the Chief Executive Officer of MuniMae, Mr. Falcone provides the executive and operational leadership for MuniMae.

Frederick W. Puddester, 58, was appointed to the Board of Directors on August 10, 2011. Beginning July 1, 2011, Mr. Puddester is the Vice President for Finance and Administration for Williams College where he is responsible for financial reporting, planning and forecasting as well as debt financing and tax compliance. From 2007 to 2011, prior to joining Williams College, Mr. Puddester served as senior associate dean for finance and administration at the Johns Hopkins University Zanvyl Krieger School of Arts and Sciences. From 2000 to 2007, Mr. Puddester served as the executive director of budget and financial planning for Johns Hopkins University.

From 2000 until he joined the Company’s Board of Directors, Mr. Puddester served on the board of MuniMae TE Bond Subsidiary, LLC, a subsidiary of the Company.

Mr. Puddester’s qualifications to serve as a director include his extensive financial management expertise and his familiarity with the Company through his service on the board of MuniMae TE Bond Subsidiary, LLC.  Mr. Puddester’s affiliation with the Company and his prior work experience uniquely position him to be a valuable member of the Company’s Board of Directors.

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Francis X. Gallagher, Jr., 53, was appointed to the Board of Directors on February 6, 2012. Mr. Gallagher is a Managing Partner at Charlesmead Advisors LLC, where he leads investment banking efforts to focused subsectors within the telecommunications industry, including wireline and wireless services and internet infrastructure. From 2005 to 2011, Mr. Gallagher was a Managing Director at Stifel Nicolaus Weisel, Incorporated, a leading investment bank, where he managed and led the Telecommunications Industry Banking Group.  From 1997 to 2005, Mr. Gallagher spent eight years in a variety of executive positions with Legg Mason Wood Walker Incorporated, where he was responsible for investment banking coverage of a variety of large and small-capitalization telecommunications companies.

Mr. Gallagher’s qualifications to serve on the Board include his corporate securities knowledge, senior management and investment banking experience, nonprofit board service, his strategic vision for growth and his commitment to corporate social responsibility. Mr. Gallagher is the Chairman of the Company’s Governance Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS TO TERMS EXPIRING AT THE 2016 ANNUAL MEETING.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Directors with Terms Expiring at the 2014 Annual Meeting

Class II

Douglas A. McGregor, 71, has been a director of MuniMae since 1999.  In 2002, Mr. McGregor retired as Vice Chairman and Chief Operating Officer of The Rouse Company, formerly a real estate development and management company, a position he held since 1998.  Mr. McGregor had been with The Rouse Company since 1972.  Mr. McGregor has extensive experience in real estate development and management.

Mr. McGregor’s qualifications to serve as a director include his extensive experience in leading real estate development and management activities for one of the largest real estate developers in the U.S.  As Chairman of MuniMae’s Compensation Committee, Mr. McGregor is leading the effort to review and assess the operations and metrics used to evaluate key executives at MuniMae.

Fred N. Pratt, Jr., 68, has been a director of MuniMae since 2003.  From November 2006 until August 2009 Mr. Pratt was the President of Benchmark Assisted Living, a private company that operates senior living facilities.  From 2003 to November 2006, Mr. Pratt provided real estate investing and consulting advice.  Prior to that, Mr. Pratt co-founded the Boston Financial Group, a leading real estate investment manager, operator, and service provider that managed billions in real estate investments, which was acquired by Lend Lease Corporation Limited, a leading international retail and residential property group, in 1999.  Mr. Pratt served Lend Lease in several capacities including as Chief Executive Officer of Lend Lease Real Estate Investments (U.S.) from 2001 through 2003.

Mr. Pratt was first selected as a director in 2003 based on his significant executive experience with real estate investment companies.  As Chairman of MuniMae’s Audit Committee, Mr. Pratt has worked closely with MuniMae’s finance and audit executives and independent auditors.

Directors with Terms Expiring at the 2015 Annual Meeting

Class III

Mark K. Joseph, 74, has been Chairman of the Board of MuniMae since 1996.  From our founding in 1996 until January 1, 2005, he also served as our Chief Executive Officer.  He also served as the President of the managing general partner of the SCA Tax-Exempt Fund Limited Partnership, our predecessor, from 1986 through 1996.  Mr. Joseph is also the Founding Chairman of The Shelter Group, a multifamily development firm.  Mr. Joseph is a former director of Provident Bankshares Corporation prior to its acquisition by M & T Bank.

Mr. Joseph’s qualifications to serve as a director and Chairman include his long-term executive leadership with MuniMae and its predecessor.  Mr. Joseph has extensive experience in tax exempt mortgage revenue bonds and the financing of affordable multifamily housing.  Throughout his career, Mr. Joseph has provided leadership to the boards of several public and private companies. Mr. Joseph’s experience and knowledge of MuniMae has been a valuable asset for the Company and its executives.

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J. P. Grant, 59, has been serving on the board since January 1, 2013. Mr. Grant is the founder, President and CEO at Grant Capital Management, Inc. (previously First Municipal Credit Corporation), where he has specialized in providing tax-exempt financing to city and state governments since the company’s founding in 2000. Prior to that, he held positions in major account sales for IBM Corporation - Public Sector and Federal Data Corporation.

Mr. Grant was selected to serve on our Board based on his extensive experience in the field of municipal finance, executive leadership experience and entrepreneurial background.

BOARD OF DIRECTORS MATTERS

Board Composition

Our Board of Directors currently consists of seven members, each of whom was elected by the Company’s shareholders with the exception of Frederick Puddester, Francis Gallagher, Jr., and J.P. Grant, who were appointed to the Board of Directors on August 10, 2011, February 6, 2012, and January 1, 2013, respectively.

Corporate Governance Guidelines

We have Corporate Governance Guidelines (“Guidelines”), which are available on our website at www.munimae.com under “About MuniMae – Governance,” then “Corporate Governance Guidelines.”  These Guidelines contain general principles regarding the function of our Board and Board committees.  The Guidelines are reviewed on an annual basis by the Governance Committee of the Board, which submits to the Board for approval any changes deemed desirable or necessary.

Independence of Directors

Our Guidelines require that a majority of the Board of Directors be comprised of independent directors.  When those Guidelines were adopted, our shares were listed on the New York Stock Exchange (the “NYSE”).  Although our shares are no longer listed on the NYSE, the NYSE’s director independence Listing Standards for director independence are incorporated in our Guidelines, which are used by the Board in making independence determinations.  For a director to be considered independent under the Listing Standards of the NYSE, the Board must affirmatively determine that the director has no direct or indirect material relationship with MuniMae.  The Board has determined that the following directors are independent: Francis X. Gallagher, Jr., Douglas A. McGregor, Fred N. Pratt, Jr., Frederick W. Puddester, and J.P. Grant.

Board Leadership Structure

Our board leadership structure currently separates the roles of Chairman and Chief Executive Officer (“CEO”). Our Chairman is a non-employee director and our board is comprised primarily of independent directors. The current CEO is the sole member of the board that is also an employee. Our board’s role in the Company is to provide general oversight of strategy and operations.  Five of our seven directors are currently independent, and therefore have no conflict that might discourage critical review of the Company’s management and operations.  In addition, chairmanship of the various board committees is held by independent directors and our internal controls are monitored by the Audit Committee, which is comprised entirely of independent directors.

Our Board monitors our risks as a Company through a comprehensive risk matrix which is updated at each regular quarterly board meeting. The matrix details all of our operating, accounting, financial, legal and regulatory risks and assigns a probability and severity analysis to each risk. Significant changes are highlighted and discussed at each regular quarterly board meeting.

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Qualification for Board Membership

The Board has the responsibility for nominating candidates for election to the Board and for filling vacancies on the Board as they arise, while the Governance Committee is responsible for identifying and recommending qualified individuals to serve as members of the Board. The Guidelines and the Governance Committee’s charter require the Board and the committee to establish criteria for selecting new directors, which reflects at a minimum a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board, including its size and structure, and principles of diversity, including age, skills, knowledge and other factors needed to maintain a balance of knowledge, experience and capability on the Board. Further, no MuniMae independent director may serve on the boards of more than four other publicly traded companies while serving on our Board and no Chief Executive Officer who is also a director may serve on the boards of more than two other publicly traded companies.  Currently, all directors are in compliance with these requirements and expectations.

Shareholder Recommendations of Potential Director Candidates

The Governance Committee will consider director candidates recommended by shareholders. The Governance Committee applies the same standards in evaluating candidates submitted by shareholders as it does in evaluating candidates submitted by other sources.  Shareholders who wish to submit names to be considered by the Governance Committee for nomination for election to the Board of Directors should send written notice to the Secretary of the Company at least 60 days but no more than 90 days prior to the anniversary of the date on which the proxy statement was first mailed relating to the immediately preceding annual meeting of shareholders, which notice should set forth the required information that is specified in our bylaws. Suggestions regarding potential director candidates, together with the supporting information concerning the potential candidate’s qualifications, should be submitted in writing to:

Governance Committee

Municipal Mortgage & Equity, LLC

c/o Corporate Secretary

621 East Pratt Street, Suite 600

Baltimore, Maryland 21202

Code of Ethics and Principles of Business Integrity

We have a Code of Ethics and Principles of Business Integrity that is applicable to all of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics and Principles of Business Integrity is available on our website, www.munimae.com, and in print without charge, upon the request of any shareholder, by mail to our Corporate Secretary, Municipal Mortgage & Equity, LLC, at our Baltimore offices.

Executive Session

Pursuant to our Guidelines, the independent directors of the Board meet in regularly scheduled sessions without the presence of management.  The chair of these executive sessions is Mr. Pratt.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with one or more members of our Board by writing to the Board, or a specific director at:

Board of Directors (or specific director)

Municipal Mortgage & Equity, LLC

c/o Corporate Secretary

621 East Pratt Street, Suite 600

Baltimore, Maryland 21202

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Available Information

Our website address is www.munimae.com.  We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”).  Our website also includes our Guidelines, Code of Ethics and the charters of our Audit Committee, Compensation Committee and Governance Committee.  These documents are also available in print to any shareholder upon request.

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Board Committees

The Board of Directors has appointed the following Board Committees:

Audit Committee.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to:

•	The integrity of our financial statements, the financial reporting process, and internal controls over financial reporting;

•	The performance of our internal audit function;

•	The appointment, engagement and performance of our independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications and independence; and

•	Compliance with our Code of Ethics and Principles of Business Integrity, and legal and regulatory requirements, including our disclosure controls and procedures.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the independent registered public accounting firm, the internal auditors and our management and to resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting.  The Audit Committee also performs other duties and responsibilities set forth in a written Charter approved by the Board of Directors.  The Charter of the Audit Committee is available on the Company’s website at www.munimae.com under “About MuniMae – Governance,” then “Audit Committee.”  The Audit Committee held five meetings in 2012.

During 2012, membership on the Committee consisted of Mr. Pratt, who served as Chairman, Mr. Baum (who resigned effective January 1, 2013), Mr. Puddester and Mr. Gallagher (who was appointed April 1, 2012).

The Board and the Governance Committee have determined that all members of the Committee satisfy the independence requirements of the NYSE’s Listing Standards (even though the Company is not subject to those standards at this time) and our Guidelines.  No member of the Audit Committee is permitted to serve on the Audit Committee of more than three public companies, including our Company.  Currently, no member of the Audit Committee serves on the audit committee of any other public company.

The Board has determined that Mr. Puddester qualifies as an “audit committee financial expert” under SEC rules. In accordance with the SEC's safe harbor relating to audit committee financial experts, a person designated as an audit committee financial expert will not be deemed an “expert'” for purposes of the federal securities laws. In addition, such designation does not impose on such person any duties, obligations or liabilities that are greater than those imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation, and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

Compensation Committee.  The Compensation Committee of the Board has the following principal duties and responsibilities:

•	Review our executive compensation policy and programs to ensure that they (1) effectively motivate the CEO and other executive officers and key employees to achieve our financial goals and strategic objectives; (2) properly align the interests of these employees with the long-term interests of our shareholders; and (3) are sufficiently competitive to attract and retain the executive resources necessary for the successful management of our businesses;

•	Review trends in management compensation, oversee the development of new compensation plans (including performance-based, equity-based and other incentive programs as well as salary, bonus and deferred compensation arrangements) and, when appropriate, make recommendations to the Board regarding new plans and revisions to existing plans;

•	Annually review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and key employees, evaluate the performance of such individuals and approve the compensation for such individuals;

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•	Annually evaluate the compensation of the members of the Board; and

•	Review our management succession plan for the Chief Executive Officer and other executive officers and key employees.

These duties and responsibilities are set forth in a written Charter of the Compensation Committee which has been approved by the Board of Directors and is available on our website at www.munimae.com under “About MuniMae – Governance,” then “Compensation Committee.”

Pursuant to the Charter, the Compensation Committee has the authority to delegate certain of its responsibilities to a subcommittee.  The Compensation Committee has the authority to administer our equity plans for the Chief Executive Officer and other executive officers.  The Compensation Committee is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards.  Senior management has the authority to administer our equity plans for all other participants.

Our Chief Executive Officer provides recommendations to the Compensation Committee with respect to the wage level, base salary amounts, performance targets for annual incentive and long-term incentive bonus programs and any adjustments to the cash value for equity grants for each named executive officer other than himself.  These compensation recommendations are based on the Chief Executive Officer’s subjective review of each officer’s overall performance and contribution to MuniMae during the prior year.  While the Compensation Committee considers the recommendations of the Chief Executive Officer with respect to these elements of compensation, the Compensation Committee independently evaluates the recommendations and makes all final compensation decisions for those officers.  The Chief Executive Officer does not make any recommendations as to his own compensation and such decisions are made solely by the Compensation Committee.  Other than our Chief Executive Officer, no other executive officer of MuniMae had any role in determining or recommending the amount or form of executive officer or director compensation during 2012.

During 2012, membership on the Compensation Committee consisted of Mr. McGregor, who served as Chairman, Mr. Puddester, Mr. Gallagher who was appointed on April 1, 2012 and Mr. Baum, until his resignation. All members of the Compensation Committee qualify as independent directors under our Guidelines and the NYSE’s Listing Standards.  The Compensation Committee held six meetings during 2012.

Governance Committee.  The Governance Committee assists the Board by:

•	Developing and implementing corporate governance guidelines;

•	Identifying and recommending qualified individuals to serve as members of the Board;

•	Evaluating and recommending the size and composition of the Board and its Committees (including making determinations concerning composition of the Board and its Committees under the applicable requirements of the SEC); and

•	Monitoring a process to assess the effectiveness of the Board and its Committees.

The Governance Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors.  The Charter of the Governance Committee is available on our website at www.munimae.com under “About MuniMae – Governance,” then “Governance Committee.”  During 2012, membership on the Committee consisted of Mr. Gallagher, who served as Chairman, and Messrs. Pratt and McGregor. The Committee held four meetings during 2012.  All members of the Committee qualify as independent directors under our Guidelines and the NYSE Listing Standards.

Director Attendance at Meetings

During fiscal year 2012, there were four regular quarterly meetings of the Board, plus one additional regular meeting in the first quarter.  Also, the Board held six special meetings which were conducted as executive sessions.  Each Director attended at least 75% of the total number of combined meetings of the Board and the Board Committees on which he served. Four members of the Board were present at the 2012 annual meeting.

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IDENTIFICATION OF EXECUTIVE OFFICERS

Listed below are the executive officers of the Company as of April 24, 2013.

Michael L. Falcone, 51, has been a director of MuniMae since 1999.  Mr. Falcone has been the Chief Executive Officer and President of MuniMae since January 1, 2005.  Prior to his appointment as our Chief Executive Officer, he served as Chief Operating Officer since 1997.  Prior to joining MuniMae, he was a Senior Vice President of Shelter Development Corporation, where he was employed from 1983 to 1996. Mr. Falcone is a graduate of Dartmouth College and the Harvard Business School.

Lisa M. Roberts, 46, was appointed Chief Financial Officer and Executive Vice President of MuniMae on August 23, 2011. Prior to her appointment as our Chief Financial Officer, she served as our Corporate Controller and Senior Vice President since joining MuniMae in November 2007. Prior to joining MuniMae, Ms. Roberts was a Managing Director within the Financial Services practice of Navigant Consulting, Inc., a global consulting firm providing operational, dispute, investigative, risk management and financial advisory solutions to the market. She joined Navigant Consulting, Inc. in 2006. Previous to this, she was Vice President and head of Corporate Accounting for Freddie Mac. She joined Freddie Mac in 1994. Prior to joining Freddie Mac, Ms. Roberts was an auditor for Arthur Andersen LLP practicing within their Financial Services division. She joined Arthur Anderson in 1990. Ms. Roberts is a graduate of Virginia Tech with a B.A. in Economics and a Masters in Accounting.

Earl W. Cole, III, 59, is an Executive Vice President of MuniMae responsible for Credit and Portfolio Management since 2004.  Prior to assuming his current roles, Mr. Cole oversaw the loan servicing and construction management of MuniMae’s real estate Portfolio Management and Asset Management functions. Mr. Cole joined our predecessor, the SCA Tax-Exempt Fund Limited Partnership, in 1989 and has served in various leadership positions with MuniMae since 1996. Prior to joining SCA Tax-Exempt Fund Limited Partnership, Mr. Cole worked for the United States Department of Housing and Urban Development for 13 years, where he was engaged in a number of activities, including loan origination and servicing and community planning and development. Mr. Cole is a graduate of the University of Maryland with a B.A. in Economics.

Gary A. Mentesana, 48, is an Executive Vice President and Treasurer of MuniMae and has been responsible for managing the Tax-Exempt Bond Business and Corporate Capital since February 2008.  He has been an Executive Vice President of MuniMae since 2003 and has been in various leadership positions since joining MuniMae in 1996.   Mr. Mentesana joined MuniMae in 1996 when we succeeded the SCA Tax-Exempt Fund Limited Partnership, whom he had been with since 1988.  Before SCA Tax-Exempt Fund Limited Partnership, Mr. Mentesana was an active Certified Public Accountant and worked for Coopers and Lybrand. Mr. Mentesana graduated from the University of Rhode Island.

8

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2012 and 2011 by our principal executive officer and two other most highly compensated executive officers who were serving as executive officers on December 31, 2012, and who we collectively refer to as our “Named Executive Officers.”

Name and Principal Position	Year	Salary	Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Comp		All Other Comp		Total
Michael L. Falcone	2012	$530,000	$–		$–		$290,600	(1)	$45,000	(2)	$3,400	(3)	$869,000
CEO and President	2011	504,615	–		–		–		–		3,325	(3)	507,940

Lisa M. Roberts	2012	425,000	225,000	(4)	–		–		–		13,000	(5)	663,000
CFO and Executive Vice President	2011	367,933	–		–		–		–		17,170	(5)	385,103

Gary A. Mentesana	2012	400,000	25,000		–		211,300	(6)	–		3,400	(3)	639,700
Treasurer and Executive Vice President	2011	368,461	–		67	(7)	–		7,425	(7)	3,325	(3)	379,278

(1)	On April 24, 2012 Mr. Falcone was granted 700,000 option awards which were valued at $290,600 on the grant date. As of December 31, 2012, 100,000 of these option awards had vested. See the Outstanding Equity Awards at Fiscal Year End table below for the future vesting schedule and requirements.
(2)	During 2012 Mr. Falcone received a cash award of $45,000 to purchase MuniMae shares. Mr. Falcone has filed a 10b5-1 plan to purchase up to 100,000 shares in order to fulfill this requirement. As of April 23, 2013 he has used $16,852 of this award to purchase shares.
(3)	The 2012 amounts include $2,500 for our 401(k) plan company match and $900 for long term disability premiums with respect to each individual. The 2011 amounts shown include $2,500 for our 401(k) plan company match and $825 for long term disability premiums with respect to each individual.
(4)	This amount represents Ms. Roberts’ cash awards earned under her 2011 employment agreement. Under this agreement, Ms. Roberts was eligible to receive incentive compensation based on her achievement of specific goal and objectives including the timely filing of the Company’s annual Form 10-K.
(5)	The 2012 amount includes $2,500 for our 401(k) plan company match, $900 for long term disability premiums, and $9,600 for temporary housing. The 2011 amount includes $2,500 for our 401(k) plan company match, $825 for long term disability premiums, and $13,845 for temporary housing.
(6)	On March 29, 2012 Mr. Mentesana was granted 500,000 option awards which were valued at $211,300 on the grant date. As of December 31, 2012, 87,500 of these option awards had vested. See the Outstanding Equity Awards at Fiscal Year End table below for the future vesting schedule and requirements.
(7)	Amounts shown are paid pursuant to a 2007 Deferred Compensation Agreement with Mr. Mentesana. The cash component is included under Non-Equity Incentive Plan Compensation and the deferred share component is included under Stock Awards. One-fifth or 609 shares of Mr. Mentesana’s 2007 Deferred Compensation Award vested on February 1, 2011. The dollar value presented represents the number of vesting shares times the closing price of our common shares on the vesting date ($0.11). One-fifth of the cash portion ($7,425) of Mr. Mentesana’s 2007 Deferred Compensation Award vested on February 1, 2011.

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Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by the Named Executive Officers at December 31, 2012, including stock option awards and unvested deferred shares.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date and Vesting Date, As Applicable	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested
Michael L. Falcone	201,863	–		$26.50	4/7/2016	–	–
	500,000	–		0.23	5/10/2020	–	–
	100,000	600,000	(1)	0.36	4/24/2022	–	–

Gary A. Mentesana	62,112	–		26.50	4/7/2016	–	–
	350,000	–		0.27	1/7/2020	–	–
	87,500	412,500	(2)	0.36	3/29/2022	–	–

(1)	The unvested stock options will vest as follows:
•	100,000 on the anniversary of the agreement, in 2013, 2014 and 2015 for a total of 300,000 shares
•	60,000 per target price when MuniMae’s average 30 day stock price exceeds $1.00, $1.50, $2.00, $2.50, and $3.00 for a total of 300,000 shares.
(2)	The unvested stock options will vest as follows:
•	87,500 on the anniversary of the agreement, in 2013, 2014 and 2015 for a total of 262,500 shares
•	30,000 per target price when MuniMae’s average 30 day stock price exceeds $1.00, $1.50, $2.00, $2.50, and $3.00 for a total of 150,000 shares.

Pension Benefits

We do not maintain any tax qualified benefit plans, supplemental executive retirement plans or similar plans for which information is required to be reported in a pension benefit table.

Employment Agreements and Other Agreements

Michael Falcone

In November 2012, we entered into a new employment agreement effective January 1, 2013 with Mr. Falcone pursuant to which Mr. Falcone continued to be employed as Chief Executive Officer. The employment agreement has a three year term ending on December 31, 2015 and provides for an annual base compensation of $530,000 for calendar year 2012 and $555,000 for calendar year 2013, subject to annual increases thereafter at the discretion of the Compensation Committee. The employment agreement contains the following terms and conditions:

•	In addition to the base compensation, Mr. Falcone is eligible to receive incentive compensation payable in cash, shares, options or otherwise as is determined by the Compensation Committee based on individual and company performance.

•	We may terminate the agreement for cause, which includes Mr. Falcone’s gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. “Cause” also includes certain violations of the law and certain failures by Mr. Falcone to perform services reasonably requested of him. If we terminate the agreement for cause or Mr. Falcone terminates the agreement for other than good reason (as defined in the employment agreement), he will receive his base salary up through the date of termination but no portion of any incentive compensation for the fiscal year.

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•	Upon termination of the agreement by (i) us without cause, (ii) Mr. Falcone for good reason or (iii) disability, Mr. Falcone is entitled to receive benefits through the date of termination, a cash severance of $1,000,000 to be paid in four equal quarterly payments beginning on the first day of the first calendar month following the termination date, and any outstanding deferred cash and equity awards will become fully vested.

•	In the event there is a change of control event, as defined in the Municipal Mortgage &Equity 2010 Share Incentive Plan (which does not apply to a change of control approved by the Board of Directors of the Company as constituted immediately prior to the date such change of control occurs or is deemed to occur), any termination event within the first six (6) months following a change of control shall be deemed to be without cause unless the reason for termination is related to: 1) intentional misconduct; 2) receipt of money in connection with his employment in knowing violation of law; 3) breach of the noncompetition provisions of the agreement; or 4) unappealable conviction of a crime (other than traffic violations).

•	The agreement provides for a death benefit equal to $1,000,000 in the event of Mr. Falcone's death.

•	The agreement includes a covenant not to compete whereby Mr. Falcone has agreed not to compete with the company, not to divulge confidential company information, and not to solicit company employees or customers for a period of time following the end of his employment with the company. The term of the non-compete is the longer of (i) twelve months, or (ii) December 31, 2015.

•	The agreement requires us to indemnify Mr. Falcone from any and all liability for acts or omissions performed in the course of his employment.

In April 2012, Mr. Falcone received an option award to purchase 700,000 common shares at an exercise price of $0.36 per share. The option award vests in two parts: 1) 400,000 vests in equal parts, 100,000 upon grant and the remainder in equal annual installments over a 3-year period; and 2) 300,000 that vests in 5 equal increments for each time the Company’s 30-day average stock price improves $0.50 per share, starting at $1.00 per share and concluding at $3.00 per share. The options expire April 24, 2022.

Gary Mentesana

On March 27, 2013, the registrant, and Gary A. Mentesana executed an employment agreement effective as of January 1, 2013 pursuant to which Mr. Mentesana continues to be employed as Executive Vice President and Treasurer. The employment agreement has a three year term ending on December 31, 2015 and provides for an initial base compensation for calendar year 2013 of $425,000, subject to annual increases thereafter at the discretion of the Compensation Committee of the Board of Directors (“Compensation Committee”). The employment agreement contains the following terms and conditions:

•	In addition to his base compensation, Mr. Mentesana is eligible to receive incentive compensation payable in cash, shares, options or otherwise as is determined by the Compensation Committee based on individual and company performance.

•	The Company may terminate the agreement for cause, which includes Mr. Mentesana’s gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. "Cause" also includes certain violations of the law and certain failures by Mr. Mentesana to perform services reasonably requested of him. If we terminate the agreement for cause or Mr. Mentesana terminates the agreement for other than good reason (as defined in the Agreement), he will receive his base salary up through the date of termination but no portion of any incentive compensation for the fiscal year.

•	Upon termination of the agreement (i) by the Company without cause, (ii) by Mr. Mentesana for good reason or (iii) because of disability, Mr. Mentesana is entitled to receive benefits through the date of termination, a cash severance of $500,000 to be paid in four equal quarterly payments beginning on the first day of the first calendar month following the termination date, and any outstanding deferred cash and equity awards will become fully vested.

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•	In the event there is a change of control event, as defined in the Municipal Mortgage &Equity 2010 Share Incentive Plan (which does not apply to a change of control approved by the Board of Directors of the Company as constituted immediately prior to the date such change of control occurs or is deemed to occur), any termination event within the first six (6) months following a change of control shall be deemed to be without cause unless the reason for termination is related to: 1) intentional misconduct; 2) receipt of money in connection with his employment in knowing violation of law; 3) breach of the noncompetition provisions of this agreement; or 4) unappealable conviction of a crime (other than traffic violations).

•	The agreement provides for a death benefit equal to $500,000 in the event of Mr. Mentesana’s death.

•	The agreement includes a covenant not to compete whereby Mr. Mentesana has agreed not to compete with the company, not to divulge confidential company information, and not to solicit company employees or customers for a period of time following the end of his employment with the company. The term of the non-compete is the longer of (i) twelve months from the date of termination, or (ii) December 31, 2015.

•	The agreement requires us to indemnify Mr. Mentesana from any and all liability for acts or omissions performed in the course of his employment.

In March 2012, Mr. Mentesana received an option award to purchase 500,000 common shares at an exercise price of $0.36 per share. The option award vests in two parts: 1) 350,000 vests in equal parts, 87,500 upon grant and the remainder in equal annual installments over a 3-year period; and 2) 150,000 that vests in 5 equal increments for each time the Company’s 30-day average stock price improves $0.50 per share, starting at $1.00 per share and concluding at $3.00 per share. The options expire March 29, 2022.

Lisa M. Roberts

On January 18, 2012, we entered into an employment agreement with Lisa M. Roberts effective as of October 1, 2011 pursuant to which Ms. Roberts continues to be employed as Chief Financial Officer. The employment agreement has a term ending on April 1, 2014 and provides for an annual base compensation of $400,000 as of October 1, 2011; $425,000 as of January 1, 2012; and $450,000 as of January 1, 2013. The agreement provides for incentive compensation payable in cash as determined by the Compensation Committee based on the recommendation of the CEO that Employee has met specific goals and objectives for each calendar year 2011, 2012 and 2013, which goals shall include but not be limited to timely filing of the company’s Form 10-K. The Summary Compensation Table above includes the final vesting of a deferred compensation award granted to Ms. Roberts in 2007.

The employment agreement also contains the following terms and conditions:

•	We may terminate the agreement for cause, which includes Ms. Roberts’ gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. “Cause” also includes certain violations of the law and certain failures by Ms. Roberts to perform services reasonably requested of her. If we terminate the agreement for cause or Ms. Roberts terminates the agreement for other than good reason (as defined in the Agreement), she will receive her base salary up through the date of termination but no portion of any incentive compensation for the fiscal year.

•	Upon termination of the agreement by (i) us without cause, (ii) Ms. Roberts for good reason or (iii) disability, Ms. Roberts is entitled to receive benefits through the date of termination, a cash severance up to $650,000 to be paid in four equal quarterly payments beginning on the first day of the first calendar month following the termination date, and any outstanding deferred cash and equity awards will become fully vested.

•	The agreement provides for a death benefit equal to $400,000 in the event of Ms. Roberts’ death.

•	For a 12-month period following termination of her employment, Ms. Roberts has agreed not to compete with the company, not to divulge confidential company information, or solicit company employees or customers.

•	The agreement requires us to indemnify Ms. Roberts from any and all liability for acts or omissions performed in the course of her employment.

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DIRECTORS’ COMPENSATION

The following table sets forth the compensation earned by the non-employee members of the Board of Directors for services rendered during the year ended December 31, 2012:

Name	Year	Fees Paid in Cash (1)	Equity Awards (1)		All Other Compensation		Total Fees
Mark K. Joseph	2012	$–	–		$92,999	(3)	$92,999
Charles C. Baum	2012	25,000	25,000		–		50,000
Douglas A. McGregor	2012	25,000	25,000		–		50,000
Fred N. Pratt, Jr.	2012	25,000	25,000	(2)	–		50,000
Frederick W. Puddester	2012	25,000	25,000		–		50,000
Francis X. Gallagher, Jr.	2012	25,000	25,000		–		50,000

(1)	Pursuant to the Non-Employee Directors’ Shares Plans, fees earned in 2012 were capped at $50,000, one-half of which is to be paid in cash, and one-half of which is to be paid in deferred or restricted shares. All directors elected deferred shares.
(2)	Pursuant to the 2012 Non-Employee Director Compensation Plan, Mr. Pratt elected to receive options in lieu of shares for his 2013 stock award. Mr. Pratt executed an option agreement on December 28, 2012 related to his 2013 equity award. For purposes of this table the $25,000 value of the option award will be reported as part of his 2013 compensation. The option award vests ratably at the end of each quarter in 2013 as long as he continues his service on the Board.
(3)	The reported compensation for Mr. Joseph relates to an office he maintains at the corporate offices of the Company and a part-time executive assistant paid for by the Company.

The following chart sets forth the number of options held by each non-employee director as of December 31, 2012:

Name	Option Awards Outstanding
Charles C. Baum	5,000
Mark K. Joseph	–
Douglas A. McGregor	5,000
Fred N. Pratt, Jr.	85,125
Frederick W. Puddester	–
Francis X. Gallagher	–
J.P. Grant	–

Narrative to the Director Compensation Table

Directors who are employees of MuniMae do not receive additional fees for their service as a director; therefore Mr. Falcone does not receive any fees for his service as a director.  In addition, pursuant to an employment agreement dated July 1, 2003, Mr. Joseph has not received fees for his service as a director since that date, including the calendar year ended December 31, 2012, other than the provision of an office and part-time executive assistant (as disclosed above). In January 2009, due to the continuing general business climate and our on-going liquidity and other operational issues, the Board voted to reduce its fees and cap total annual compensation at $50,000 per year.

In November 2010, the Board approved the 2010 Non-Employee Directors’ Compensation Plan (the “2010 Plan”) which provided for total annual compensation of $50,000, one-half of which is to be paid in cash, and one-half of which is to be paid as an equity award of shares. In November 2012, the Board approved the 2012 Non-Employee Directors’ Compensation Plan (the “2012 Plan”) which provided for the same form and amount of compensation as the 2010 Plan, one-half cash and one-half as an equity award, with the exception of incorporating non-qualified stock options (“Options”) as an alternative equity award, in addition to shares, beginning with calendar year 2013. As with the 2010 Plan, the annual equity awards under the 2012 Plan are limited to $25,000 annually, as measured on the date of grant. Under the 2010 Plan the stock awards were determined by formula each quarter and the shares were then immediately issued and vested, unless the Board member elected, prior to the start of the calendar compensation year, to received deferred shares. Under the 2012 Plan, the stock awards are determined by formula each quarter (in the case of share awards) or annually (in the case of Option awards). Options will vest quarterly during the year of service, while stock awards will be immediately issued and vested each quarter, unless the Board member elects to defer compensation prior to the start of the calendar compensation year.

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Beginning with the 2004 Plan, and continuing with the 2012 Plan, a director may elect to defer their annual equity award compensation. The election to defer compensation must be made prior to the start of the calendar year the compensation is to be earned.  If the director elects to defer the receipt of shares, the director will, nonetheless, receive dividends on the shares (to the extent declared by the Board for all common shares) during the deferral period. Director participants may elect that the deferred amounts, plus earnings, be distributed either upon retirement from the Board or on an interim distribution date.  If a distribution date is not specified in the election, shares will be settled no more than 90 days after the participant’s separation from service on the Board.  Distributions are either in a lump sum, or based on the director’s distribution election made at the time of the deferral, in two-to-10 year installments.  Once a distribution election is made, the election is irrevocable.  A distribution election may be changed for future years by filing a new election prior to the first day of the subsequent calendar year.  Notwithstanding the foregoing, a participant may receive any amounts deferred by the participant in the event of an “Unforeseeable Emergency” as defined by the 2010 and 2012 Plans.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Shares by Directors and Officers

The following table contains information about the number of our common shares that were beneficially owned on March 31, 2013, by each of our directors, our executive officers and our directors and executive officers as a group.

Name (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)
Directors:
Michael L. Falcone	1,364,895		3.10%
Douglas A. McGregor	1,120,091	(3)	2.54%
Mark K. Joseph	955,400	(4)	2.17%
Fred N. Pratt, Jr.	941,161	(3)	2.14%
Frederick W. Puddester	159,322	(3)	*
Francis X. Gallagher, Jr (Appointed 2/6/12)	84,284	(3)	*
J.P. Grant (Appointed 1/1/13) (5)	6,165	(3)	*

Non-Director Executive Officers:
Gary A. Mentesana	991,030		2.25%
Earl W. Cole, III	539,744		1.22%
Lisa M. Roberts	9,174		*
All Directors and Executive Officers: (6)	6,171,266		14.00%

*	Represents less than 1.0% of the total number of common shares outstanding.

(1)	An address for each person listed in the table above is c/o Municipal Mortgage & Equity, LLC, Pier IV Building, 621 E. Pratt Street, Suite 600, Baltimore, MD 21202
(2)	Percent of class is based upon total amount of outstanding options and shares which could have been acquired as of March 31, 2013 pursuant to the exercise of stock options and/or the vesting of deferred/restricted shares.
(3)	Amount includes deferred shares in lieu of fees for director services. As of March 31, 2013, the amount of deferred shares held by each director was:McGregor 203,983, Pratt 714,630, Puddester 159,322, Gallagher 84,284 and Grant 6,165.
(4)	Amount includes 555,061 shares of Common Stock held indirectly by Mr. Joseph as follows: Joseph Family Holdings- 88,995; MME I Corporation - 15,779; SCA Custodial Co. Inc. - 5,084; Shelter Development Holdings, Inc. - 4; The Shelter Policy Institute I, Inc. – 125,200; and Canadian Investment Corporation- 319,999. Mr. Joseph disclaims beneficial ownership of such shares.
(5)	Mr. Grant has been prohibited from buying shares since his appointment because of a regulatory blackout period related to the 10-K filing and other material non-public information.
(6)	Beneficial ownership for purposes of this table includes any shares or options that will vest within sixty days of the measurement date.

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Equity Compensation Plan Information

The following table contains information regarding common shares authorized for issuance under our equity compensation plans as of March 31, 2013.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plans approved by Security Holders (1)	1,312,031	$6.54	0
Plans NOT approved by Security holders(2)	1,128,125	0.29	4,234,051

(1)	The Plans approved by security holders: 1996 DSP, 1998 DSP, 2001 DSP, 2004 DSP, 1996 ESP, 1998 ESP, 2001 ESP, and 2004 ESP.
(2)	The Plans NOT approved by security holders: 2009 DSP, 2010 DSP, 2010 ESP and 2012 DSP.

Description of Plans Not Approved by Shareholders

The 2009, 2010 and 2012 Municipal Mortgage & Equity, LLC Non-Employee Directors’ Compensation Plans (individually the “2009 DSP”, “2010 DSP” and “2012 DSP”, or collectively the “DSP Plans”) serve the interests of the Company and its shareholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to promote ownership by such directors of a greater proprietary interest in the Company, thereby aligning such directors’ interests more closely with the interests of shareholders of the Company. Collectively the DSP Plans provide for certain equity awards as part of the general compensation of the directors. With respect to the 2009 Plan and 2012 Plans, types of awards include shares in lieu of cash, restricted shares and non-qualified stock options. For the 2010 Plan only shares in lieu of other awards, share awards, or restricted shares were permitted. For the 2010 Plan and the 2012 Plan, the annual limit for equity award compensation is $25,000 (50% of total fees), as measured on the date of grant. In the case of option awards the measurement of compensation occurs as of the date of grant and the compensation will be counted toward the annual limit for the year in which the option award vests. All vesting terms are set at the discretion of the Compensation Committee subject to certain operating provisions of the DSP Plans, such as the change of control provisions of the plan.

The 2010 Municipal Mortgage & Equity, LLC Share Incentive Plan (“2010 ESP”) serves the interests of the Company and its shareholders by providing a means to attract, retain, and reward executive officers and other key individuals of the Company and its subsidiaries, to link compensation to measures of the Company’s performance in order to provide additional share-based incentives to such individuals for the creation of shareholder value, and to promote ownership of a greater proprietary interest in the Company, thereby aligning such individuals’ interests more closely with the interests of shareholders of the Company. The 2010 ESP provides for up to 3,000,000 shares to be awarded at the discretion of the share incentive committee (“SIC”, currently the Compensation Committee of the Board). The types of awards available under the 2010 ESP, include non-qualified stock options, stock appreciation rights (“SARs”), including limited SARs, restricted shares, deferred shares, and shares granted as a bonus or in lieu of other awards. Beginning in March 2013 no participant may receive greater than 250,000 share awards during any calendar year. All vesting terms are set at the discretion of the SIC subject to certain operating provisions of the 2010 ESP, such as the change of control provisions of the plan.

Other Stock Ownership

No person known to us owns beneficially more than 5% of our common shares based on our review of filings with the SEC.

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RELATED PARTY AND AFFILIATE TRANSACTIONS

Set forth below is information describing certain relationships and transactions that we have with certain of our directors, nominees for director and executive officers. In addition to the matters discussed in detail below, we may have other relationships or engage in other transactions with such persons that are not material and have not been described. All of such relationships and transactions are approved pursuant to the procedures described below under “Approval of Transactions with Related Persons.”

Transactions and Relationships with Entities Controlled by Mark Joseph

The Shelter Group

Mark Joseph, the Chairman of our Board of Directors, through family holding companies, has a minority interest in The Shelter Group, LLC (“The Shelter Group”) and its affiliates at December 31, 2012. The Shelter Group acts as a developer of, and provides property management services relating primarily to multifamily residential real estate properties. The Shelter Group provided management services during the year ended 2012 for three properties that served as collateral for tax-exempt bonds we owned. The Shelter Group had no ownership interest in these properties. The properties paid The Shelter Group fees totaling approximately $0.5 million for property management services with respect to these properties for the year ended December 31, 2012.

The Shelter Group has an ownership interest in a real estate property that serves as collateral to one of our bonds. At December 31, 2012, this bond was carried on our books at $9.1 million or less than 1% of the Company’s total bond portfolio.

Not-for-Profit Entities controlled by our executive officers

MuniMae Foundation, Inc.

MuniMae Foundation, Inc. (the “Foundation”) is a 501(c)(3) corporation that is devoted to, among other things, the ownership and operation of affordable housing for all citizens. Until late in 2007, all its officers and directors were persons who were our officers. Thereafter until 2012 the Foundation had one independent director at all times. In 2012 a majority of the Foundation board of directors became independent and only one of our officers continued to serve on the Foundation’s board.

In addition to owning affordable housing properties, the Foundation makes grants to other 501(c)(3) organizations. We did not make any charitable contributions to the Foundation during the year ended December 31, 2012. At December 31, 2012, the Foundation indirectly owned a 99% limited partnership interest in six limited partnerships that own six properties financed by tax-exempt bonds held by us and a 56% controlling interest in the parent company of the 1% general partner of each of those partnerships. Also, at December 31, 2012, the Foundation owned the 1% general partner interest in four partnerships financed by tax-exempt bonds held by us. As of the date of this proxy, a majority of the directors of the Foundation are not officers or employees of the Company.

MuniMae Affordable Housing, Inc.

MuniMae Affordable Housing, Inc. (“MMAH”) is a not-for-profit entity organized to promote affordable housing. All of its officers and directors are non-executive officer employees of the Company. It was formed to acquire interests in partnerships that owned affordable housing properties which secured indebtedness that had gone into default. At December 31, 2012, MMAH owned the general partner interest in one partnership owning property financed by the Company. MMAH is not a Section 501(c)(3) organization.

At December 31, 2012, MMAH also holds 21% interests in the general partners of two of our renewable energy funds. In addition, MMAH is the administrative member holding a 0.01% to 0.04% interest in ten LIHTC Funds as of December 31, 2011.

Our employees, who serve as officers or directors of the Foundation or MMAH, do not receive any remuneration for serving in those capacities and neither we nor they have any ownership interests in either of those entities.

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Approval of Transactions with Related Persons

It is the policy of our Board of Directors that all transactions involving us or any of our subsidiaries, on the one hand, and any of our directors or officers, or entities in which any of them has a material financial interest, on the other, including all transactions between us and The Shelter Group, must be approved by a majority of our directors who have no interest in the transactions. Additionally, all property management arrangements that the Company had with The Shelter Group where the Company had the power to influence the selection of the property manager are subject to annual approval by a vote of a majority of our directors who have no interest in The Shelter Group, after considering the then-market rate for the services of the type provided by The Shelter Group and other applicable factors. We followed these policies with respect to all of the transactions and arrangements described above.

PROPOSAL 2 — ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, enable our shareholders to vote to approve on a non-binding advisory basis the compensation of the Company’s Named Executive Officers as disclosed in the “Executive Compensation” section of this proxy statement, including the compensation tables and the related narrative.

While this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and we may consult directly with shareholders to better understand issues and concerns not previously presented. The Board and management understand that it may be useful and appropriate to seek the views of shareholders when considering the design and implementation of executive compensation programs.

The Board of Directors asks you to indicate your support for our named executive officer compensation as described in this proxy statement and as set forth below:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as described in the “Executive Compensation” section of this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and other narrative executive compensation disclosures.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers. Under this Proposal No. 3, shareholders may vote to have the advisory vote every one year, every two years or every three years or abstain from voting.

We believe that advisory votes on named executive officer compensation should be conducted every year so that shareholders may express their views on our executive compensation program with enough frequency to impact our staggered executive employment agreements. Although the advisory vote on frequency of future advisory votes on Named Executive Officer compensation will be non-binding on the Company, the Compensation Committee, which administers our executive compensation program, values the opinions expressed by shareholders in this vote and will consider the outcome of this vote in determining how frequently to hold future Named Executive Officer compensation advisory votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY YEAR.

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PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Representatives from KPMG are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate inquiries.

Before making its recommendation to the Board of Directors for appointment of KPMG, the Audit Committee carefully considered that firm’s qualifications as the Company’s independent registered public accounting firm, which included a review of KPMG’s performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with KPMG in these respects.

The Company is asking its shareholders to ratify the selection of KPMG as the Company’s independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of KPMG to shareholders for ratification because the Company values its shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate governance practice. If ratification is not obtained, the Audit Committee intends to continue the engagement of KPMG at least through the end of the 2013 fiscal year but will consider whether it is appropriate to select a different independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year or in subsequent years if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS SET FORTH ABOVE.

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Independent Registered Public Accounting Firm

KPMG is the independent registered public accounting firm that has audited our financial statements since 2007.

Audit and Audit-Related Fees

The Audit Committee is responsible for retaining and terminating the Company’s independent registered public accounting firm and for pre-approving the performance of any services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for monitoring the independence and performance of the Company’s independent registered public accounting firm and internal audit function and for presenting its conclusions with respect to the independent registered public accounting firm to the full Board of Directors.

Pre-approval Policies and Procedures

The Audit Committee has written policies and procedures regarding pre-approval of services to MuniMae by its principal independent registered public accountants.  Its policy is to pre-approve all auditing services and non-audit services (subject to de minimis exceptions).  All of the audit, audit-related and tax services for which we were billed by our principal independent public accounting firm for 2012 and 2011 were pre-approved by the Audit Committee.

Audit and Audit-Related Fees

The audit fees and other fees billed by our independent registered public accounting firm, KPMG, for work performed during 2012 and 2011 are as follows:

(in thousands)	2012		2011
Audit fees	$1,448	(1)	$1,535	(1)
Audit related fees	–		–
Total audit and audit related fees	1,448		1,535
Tax fees	205	(1)	6	(1)
All other fees	–		–
Total KPMG fees	$1,653		$1,541

(1)	For 2012, amounts include $336,000 for audit fees and $205,000 for tax fees billed by KPMG for work performed related to IHS and the SA Fund. For 2011, amounts include $275,000 for audit fees and $6,000 for tax fees billed by KPMG for work performed related to IHS and the SA Fund.

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Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements of Municipal Mortgage & Equity, LLC for the fiscal year ended December 31, 2012. The Audit Committee has discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA) Professional Standards, Vol. 1, AU section 380 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from KPMG required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG the independence of KPMG.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2012. This report is furnished by the Audit Committee of our Board of Directors, whose members are:

Fred N. Pratt, Jr., Chairman

Frederick Puddester

Francis X. Gallagher, Jr.

As required by the Amended and Restated Charter (the “Charter”) of the Audit Committee, the members of the Audit Committee hereby report that the Audit Committee has a formal documented charter setting forth the Audit Committee’s duties and that the Audit Committee has satisfied its obligations under such charter during the year ended December 31, 2012.

Mr. Francis X. Gallagher, Jr. was appointed to the committee on April 1, 2012.

Mr. Charles C. Baum was a member of the Audit Committee throughout 2012 and continued until his retirement from the Board and the Audit Committee on January 1, 2013.

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II.       OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of changes in ownership of our equity securities with the SEC.  SEC regulations require that directors and executive officers furnish to us copies of all Section 16(a) forms they file.  To the best of our knowledge, based solely on review of the copies of the reports that were furnished to us and written representations that no other reports were required, we believe that all required filings were made in a timely manner during the fiscal year ended December 31, 2012.

SHAREHOLDERS SHARING THE SAME ADDRESS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Once again this year, a number of brokers with account holders who beneficially own our common shares will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Investor Relations Department, Municipal Mortgage & Equity, LLC, The Pier IV Building, 621 East Pratt Street, Suite 600, Baltimore, Maryland 21202.

Upon written or oral request, Municipal Mortgage & Equity, LLC will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials, you may write or call Municipal Mortgage & Equity, LLC’s Investor Relations Department at Municipal Mortgage & Equity, LLC, The Pier IV Building, 621 East Pratt Street, Suite 600, Baltimore, Maryland 21202, (855) 650-6932.

Any shareholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

MUNICIPAL MORTGAGE & EQUITY, LLC WILL MAIL TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: MUNICIPAL MORTGAGE & EQUITY, LLC, THE PIER IV BUILDING, 621 EAST PRATT STREET, SUITE 600, BALTIMORE, MARYLAND 21202, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MUNIMAE.COM.

OTHER BUSINESS

The Board of Directors is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote all shares represented by proxies in accordance with their best judgment if any other matters properly come before the meeting.

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SHAREHOLDER PROPOSALS

In accordance with the rules and regulations promulgated under the Exchange Act, shareholder proposals to be acted on at the Company’s annual meeting of shareholders to be held in 2014 (the “2014 annual meeting”) and included in the Company’s proxy statement and proxy for that meeting must be received by the Secretary of the Company no later than December 27, 2013 (which is 120 days prior to the first anniversary of the date of this proxy statement). After that date, shareholder proposals to be acted on at the 2014 annual meeting may be submitted to the Secretary of the Company in accordance with the provisions of our bylaws described in the next paragraph, but they may not be included in the proxy statement and proxy for that meeting.

In accordance with our bylaws shareholder proposals to be acted on at the 2014 annual meeting that are not received in time to be included in our proxy statement will be untimely if received by the Secretary of the Company earlier than the close of business on March 18, 2014 (which is 90 days before the first anniversary date of this year’s annual meeting) or later than the close of business on April 18, 2014 (which is 60 days before the first anniversary date of this year’s annual meeting). If the date of the 2014 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of this year’s annual meeting, shareholders will be advised of such change and of the new date for submission of proposals. All shareholder proposals must be delivered to the attention of the Company’s Secretary at our Baltimore offices located at The Pier IV Building, 621 East Pratt Street, Suite 600, Baltimore, MD 21202.

Dated: April 26, 2013

23

MUNIMAE

MUNICIPAL MORTGAGE & EQUITY, LLC

MUNICIPAL MORTGAGE & EQUITY, LLC
ATTN: BROOKS MARTIN
621 E.PRATT STREET, 6th FL
BALTIMORE, MD 21202

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1.1 Michael L. Falcone	☐	☐	☐
1.2 Francis X. Gallagher	☐	☐	☐
1.3 Frederick W. Puddester	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 To recommend, by non-binding vote, the approval of our executive compensation for the Named Executive Officers	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3 To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000177287_1 R1.0.0.51160

MUNIMAE

MUNICIPAL MORTGAGE & EQUITY, LLC

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

MUNICIPAL MORTGAGE & EQUITY, LLC
Annual Meeting of Shareholders
June 18, 2013 1:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael L. Falcone and J. Brooks Martin or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MUNICIPAL MORTGAGE & EQUITY, LLC that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 01:00 PM, EDT on 6/18/2013, at the Gallagher Evelius & Jones, LLP 218 N Charles Street Suite 400 Baltimore, MD 21201, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000177287_2 R1.0.0.51160